Amended and Restated State Farm Mutual Fund Trust
Multiple Class Plan Pursuant to Rule 18f-3, which is incorporated by reference from exhibit (n) to post-effective amendment number twenty-six on Form N-1A, No. 333-
42004 filed April 29, 2008.


Amended and Restated Investment Advisory and
Management Services Agreement between Registrant and
State Farm Investment Management Corp., which is incorporated by reference herein from the Registrant's post-effective amendment number thirty-eight on Form N-1A, No
333-42004 filed April 27, 2012.


Investment Sub-Advisory Agreement Among Registrant,
State Farm Investment Management Corp. and BlackRock
Fund Advisors, which is incorporated by reference herein from the Registrant's post-effective amendment number thirty-eight on Form N-1A, No 333-42004 filed April 27,
2012.